UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2008
SM&A
(Exact name of registrant as specified in its charter)

Delaware	0-23585	33-0080929

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor, Newport Beach, California	92660

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 975-1550
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 31, 2008, SM&A, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project Victor Holdings, Inc., a Delaware corporation (“Parent”) and Project Victor Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Parent is controlled by a private investment fund affiliated with Odyssey Investment Partners, LLC (“Odyssey”).
     The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. As of the effective time of the Merger, each issued and outstanding share of common stock of the Company (other than such shares held by stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, shares held by Parent, Merger Sub, any other direct or indirect wholly owned subsidiary of Parent, and shares owned or held in treasury by the Company or any direct or indirect wholly owned subsidiary of the Company) will be cancelled and converted into the right to receive $6.25 in cash, without interest (the “Per Share Merger Consideration”), subject to applicable withholding taxes. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, (i) all outstanding options to purchase Company common stock (excluding any options that the Company and Parent may mutually agree will be assumed by Parent) will become fully vested and be cancelled in exchange for the right to receive an amount in cash equal to the number of shares subject to such option multiplied by the excess, if any, of the Per Share Merger Consideration over the exercise price per share of the applicable option, and (ii) each outstanding Company restricted stock unit will become fully vested and be cancelled in exchange for an amount in cash equal to the total number of shares of Company common stock subject to the applicable restricted stock unit multiplied by the Per Share Merger Consideration, in each case less any applicable withholding taxes.
     The Merger Agreement provides for a post-signing “go-shop” period which will permit the Company to solicit, negotiate and discuss competing acquisition proposals for the 45-day period ending on December 15, 2008. After this go-shop period ends, the Company will have the ability to continue discussions with certain “excluded parties” who have made an acquisition proposal that the Company’s board of directors determines may reasonably be expected to lead to a proposal that is superior to the terms of the Merger Agreement and with whom the Company is engaged in discussions as of the expiration of the go-shop period, subject to certain terms set forth in the Merger Agreement. Except with respect to excluded parties, after December 15, 2008, the Company is subject to a “no-shop” restriction on its ability to solicit third-party proposals and to provide information and engage in discussions with third parties regarding alternative acquisition proposals. During this time, however, the Company may respond to certain unsolicited offers in accordance with the terms and conditions of the Merger Agreement to permit the Company’s board of directors to comply with its fiduciary duties.
     Parent and Merger Sub have obtained an equity financing commitment of $50.0 million and debt financing commitments totaling $75.0 million for the transactions contemplated by the Merger Agreement and represent in the Merger Agreement that, subject to the terms and conditions of such financing commitments and the Merger Agreement, the aggregate proceeds contemplated by such financing commitments, together with cash on hand of Parent, Merger Sub and the Company on the Closing Date, will be sufficient for Parent and Merger Sub to consummate the Merger on the terms contemplated by the Merger Agreement and pay the aggregate Per Share Merger Consideration due as a result of the Merger. Consummation of the Merger is subject to the condition that Merger Sub obtain an aggregate of $75.0 million of debt financing (of which $10.0 million will be available on an undrawn revolving credit facility) on the terms and for the purposes set forth in such debt financing commitments, as well as various other conditions, including the approval of the Merger Agreement by the Company’s stockholders in accordance with applicable law, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the existence of a minimum amount of cash and cash equivalents of the Company and an absence of certain indebtedness of the Company, in each case as of the closing, and other customary closing conditions. The companies expect the Merger to close near the end of 2008 or early in the first quarter of 2009.
     The Company has made various representations and warranties and agreed to certain covenants in the Merger Agreement, including covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the closing of the Merger, covenants relating to governmental filings and approvals, public disclosures and other matters, and a covenant to take all reasonable action necessary to convene as promptly as practicable a meeting of its stockholders to consider and vote upon the approval of the Merger Agreement.
     The Merger Agreement contains certain termination rights for both the Company and Parent. The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Parent a termination fee of $4.2 million, or, alternatively, in the event of a termination under specified circumstances related to the submission, or the Company’s acceptance, of a competing acquisition proposal during the “go shop” period described above, a termination fee of $1.2 million plus Parent’s reasonably documented expenses, which together will not exceed $3.6 million. The Merger Agreement also provides that, in the event the Merger Agreement is terminated under certain circumstances in which the Company’s stockholders do not approve the Merger Agreement but the termination fee is not then payable, then the Company will reimburse Parent for all of Parent’s reasonably documented expenses, not to exceed $1.25 million. The Merger Agreement further provides that, upon termination under specified circumstances, including a failure by Parent or Merger Sub to consummate the Merger on the second business day after all conditions to closing other than the financing condition noted above have been satisfied or waived, Parent would be required to pay the Company a reverse termination fee of $4.2 million. The reverse termination fee potentially payable by Parent is guaranteed by a private investment fund affiliated with Odyssey, pursuant to a separate limited guarantee.
     The foregoing description of the Merger Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 31, 2008, by and among SM&A, Project Victor Holdings, Inc. and Project Victor Merger Sub, Inc.*

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     In connection with the proposed acquisition of the Company by Parent, the Company intends to file a proxy statement and other relevant documents concerning the Merger with the U.S. Securities and Exchange Commission (the “SEC”). STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.
     Investors and security holders will be able to obtain free copies of the proxy statement described above and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement, when available, and the Company’s other filings with the SEC also may be obtained from the Company. Free copies of the Company’s SEC filings may be obtained by directing a request to its Corporate Secretary at 4695 MacArthur Court, 8th Floor, Newport Beach, CA 92660, or by calling (949) 975-1550. In addition, investors and security holders may access copies of the documents the Company files with the SEC, when they become available, on the Company’s website at www.smawins.com.
     The Company, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s definitive proxy statement filed with the SEC on April 18, 2008 for its 2008 Annual Meeting of Stockholders. You can obtain free copies of this document from the Company using the contact information set forth above. Additional information regarding interests of such participants will be included in the proxy statement that will be filed with the SEC and be available free of charge as indicated above.
Forward Looking Statements
     Certain statements in this report and the documents incorporated herein by reference may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements regarding (i) the expected timing of the closing of the Merger, and (ii) the availability of financing sufficient for Parent and Merger Sub to consummate the Merger and pay the Merger Consideration. All forward looking statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. The Company can give no assurance that expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the ability to complete the merger in light of the various closing conditions, including those conditions related to regulatory approvals; the expected timing of the completion of the merger; the impact of the announcement or the closing of the merger on the Company’s relationships with its employees, existing clients or potential future clients; and other risks detailed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2008 and other reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date on which they were made. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained or incorporated by reference herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 31, 2008	SM&A

	By:	/s/ James R. Eckstaedt Name: James R. Eckstaedt
Title: Executive Vice President, Finance and Chief Financial Officer

Exhibit List

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 31, 2008, by and among SM&A, Project Victor Holdings, Inc. and Project Victor Merger Sub, Inc.*

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

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